Exhibit 22.1

Subsidiary Issuers of Guaranteed Securities

The subsidiaries of TotalEnergies SE (“TotalEnergies”) identified in the table below have issued and from time to time may issue the securities listed opposite such subsidiary issuer in the table below. TotalEnergies has fully and unconditionally guaranteed all such securities:

Subsidiary Issuer	Guaranteed Securities

TotalEnergies Capital	Guaranted Debt Securities issued under the previously filed Registration Statements on Form F-3 of TotalEnergies and TotalEnergies Capital (Registration Nos. 333-224307, 333-255641, 333-224307-03 and 333-255641-03) and under the Registration Statement on Form F-3 of TotalEnergies and TotalEnergies Capital filed on April 29, 2024, with which this Exhibit 22.1 is filed.

TotalEnergies Capital Canada Ltd.	Guaranteed Debt Securities to be issued under the Registration Statement on Form F-3 of TotalEnergies and TotalEnergies Capital Canada Ltd. filed on April 29, 2024, with which this Exhibit 22.1 is filed.

TotalEnergies Capital International	Guaranted Debt Securities issued under the previously filed Registration Statements on Form F-3 of TotalEnergies and TotalEnergies Capital Internaitional (Registration Nos. 333-224307 and 333-224307-01) and under the Registration Statement on Form F-3 of TotalEnergies and TotalEnergies Capital International filed on April 29, 2024, with which this Exhibit 22.1 is filed.